UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2017

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2017, ShiftPixy, Inc., a Wyoming corporation (NASDAQ: PIXY) (“ShiftPixy”) issued a notice to The Nasdaq Capital Market that ShiftPixy has determined to withdraw its Common Stock, par value $0.0001 per share (the “Securities”) from listing and/or registration on The Nasdaq Capital Market, pursuant to CFR § 240.12d2-2(c).

Section 8 - Other Events.

Item 8.01 Other Events.

On February 14, 2017, ShiftPixy issued a press release regarding its notice to The Nasdaq Capital Market that ShiftPixy has determined to withdraw its Securities from listing and/or registration on The Nasdaq Capital Market, pursuant to CFR § 240.12d2-2(c).  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9.01 Financial Statements and Exhibits.

Item 9.01(d) Exhibits.

Exhibit 99.1 – Press Release dated February 14, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: February 14, 2017	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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